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Exhibit 10.9

AMENDED AND RESTATED

GT EQUIPMENT TECHNOLOGIES, INC.

2006 STOCK OPTION PLAN

        This Amended and Restated GT Equipment Technologies, Inc. 2006 Stock Option Plan, dated as of July 7, 2006, amends that certain 2006 Stock Option Plan, dated as of December 30, 2005 (the "Original Plan"), of GT Equipment Technologies, Inc. (the "Company").

        WHEREAS, the board of directors and the sole stockholder of the Company deem it to be in the best interests of the Company to provide for the issuance of stock options to acquire shares of the Company's common stock, par value $0.01 per share, in order to provide an incentive to selected employees, officers, directors, consultants and advisors of the Company and of the Company's subsidiaries and affiliates; and

        WHEREAS, the Original Plan and the form of stock option agreement attached as Exhibit A to the Original Plan currently provide only for the issuance of options to employees and directors and, therefore, must be amended to allow for the issuance of options to officers, consultants and advisors; and

        WHEREAS, the board of directors and the sole stockholder of the Company deem it to be in the best interests of the Company to provide for the issuance of incentive stock options to acquire shares of the Company's common stock, in order to provide an incentive to selected employees, officers, directors, consultants and advisors of the Company and of the Company's subsidiaries and affiliates; and

        WHEREAS, the Original Plan and the form of stock option agreement attached as Exhibit A to the Original Plan currently provide only for the issuance of nonqualified stock options and, therefore, must be amended to allow for the issuance of incentive stock options; and

        WHEREAS, the board of directors and the sole stockholder of the Company deem it to be in the best interests of the Company to further amend the form of stock option agreement attached as Exhibit A to the Original Plan to (i) remove the provision therein relating to an annual increase in the exercise price of options, (ii) modify the vesting schedule of options therein and (iii) remove the provision therein causing the immediate termination of options by employees who voluntarily resign.

        NOW, THEREFORE, the Original Plan, including the form of stock option agreement attached as Exhibit A thereto, is hereby amended and restated as follows:

1.    Purpose.

        The purpose of the GT Equipment Technologies, Inc. 2006 Stock Option Plan (the "Plan") is to provide an incentive to selected employees, officers, directors, consultants and advisors of GT Equipment Technologies, Inc., a Delaware corporation, and of the Company's subsidiaries and affiliates (the Company and its subsidiaries and affiliates are referred to collectively as "Group" and individually as a "Group Company") by granting such persons either non-qualified options ("Non-qualified Stock Options") or incentive stock options ("Incentive Stock Options"), or a combination of both, to acquire shares ("Shares") of the Company's common stock, par value $0.01 per share (Non-Qualified Stock Options and Incentive Stock Options are individually and collectively referred to as "Options"). Any person granted an option hereunder is referred to as an "Optionee."

        It is the Company's intent that Non-qualified Stock Options granted under the Plan not be classified as Incentive Stock Options, and that Incentive Stock Options be consistent with and contain or be deemed to contain all provisions required under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor thereto. If an Incentive Stock Option granted under the Plan does not qualify as such for any reason, then to the extent of such non-qualification, the stock option represented thereby shall be regarded as a Non-qualified Stock Option duly granted under the Plan, provided that such stock option otherwise meets the Plan's requirements for Non-qualified Stock Options.

2.    Effective Date and Term of the Plan.

        The Plan is effective as of December 30, 2005 (the "Effective Date"). Subject to Section 10 and 11 below, the Plan shall continue in effect from the Effective Date until the day before the tenth anniversary of the Effective Date (the "Termination Date"), provided that the terms of the Plan shall continue in effect after the Termination Date for so long as is necessary to the enforcement of the rights and obligations of the Company and of any Optionee under the Plan or any Option. In no event shall any Options be granted under the Plan after the Termination Date. Options granted prior to the Termination Date shall remain in effect until the exercise, surrender, cancellation or expiration in accordance with their terms and the terms of the Plan.

3.    Stock Subject to the Plan.

          (a)   Subject to adjustment as provided in Section 10 below, the aggregate number of Shares subject to Options granted under the Plan shall not exceed 630,000 (the "Total Authorized Shares").

          (b)   Shares subject to Options that for any reason expire, or are canceled, terminated, forfeited or otherwise settled without the issuance of such Shares shall again be available for award under the Plan, subject to the limitation set forth in Subsection (a) above.

          (c)   Shares issued upon exercise of Options may consist, in whole or in part, of Shares held in treasury or authorized but unissued Shares not reserved for any other purpose.

          (d)   Shares issued upon the exercise of Options shall be fully paid and nonassessable.

          (e)   Unless otherwise determined by the Company's Board of Directors (the "Board") or a committee thereof (the Board or such committee is hereinafter referred to as the "Committee"), no Option shall be exercisable with respect to any fractional Shares.

4.    Administration of the Plan.

        (a)    Committee.    The Plan shall be administered by the Committee. The Committee shall at all times consist of at least two members. Each member of the Committee shall be a director who is a "non-employee director" within the meaning of Rule 16(b)-3 promulgated by the Securities Exchange Commission under the Securities and Exchange Act of 1934, as amended, and, if necessary for any Options to qualify for any tax or other material benefit to Optionees under applicable regulations under Section 162(m) of the Code, each shall be an "outside director" (as defined in applicable regulations). The Committee shall be appointed by, and serve at the pleasure of, the Board.

        (b)    Authority.    Subject to the specific limitations and restrictions set forth in the Plan, the Committee shall have the authority: (i) to grant Options to such employees, officers, directors, consultants and advisors of a Group Company as the Committee shall select, provided that the Committee may grant Incentive Stock Options only to eligible employees of the Company or its subsidiaries (as defined for this purpose in Section 424(f) of the Code or any successor thereto); (ii) to make all determinations necessary or desirable for the administration of the Plan including, within any applicable limits specifically set out in the Plan, the number of Shares that may be subject to Options, the Option Price, and the period during which an Optionee must remain an employee, officer, director, consultant or advisor of a Group Company prior to the exercise of an Option; (iii) to construe the terms of the Option Agreement (as defined below) and the Plan; (iv) to prescribe, amend and rescind rules and regulations relating to the Plan; (v) to determine the terms and provisions of the Option Agreements, which need to be the same, (vi) to correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Option Agreement in any manner that the Committee deems necessary or desirable; (vii) to amend the terms of any Option, subject to the provisions of the Plan; (viii) to grant to Optionees in exchange for their surrender of Options, new Options containing such other terms and conditions as the Committee shall determine; and (ix) to make other determinations in the judgment of the Committee necessary or appropriate for the administration of the Plan. Any interpretation or decision of the committee shall be final and conclusive. Nothing in this Section 4(b) shall give the committee the right to increase the Total Authorized Shares (except as provided in Section 10 below), or to extend the term of the Plan.

        (c)    Special Authority to Modify Plan and Option Terms.    Without limiting the foregoing or any other power of authority of the committee, if the Committee at any time determines that the Plan or Options granted under the Plan are or may be subject to, and fail or may fail to comply with, the requirements of Section 409A of the Code, the Committee may make such modifications to the Plan and to the terms of any awards under the Plan, including without limitations modifications with respect to the exercisability of Options, as it deems advisable either to ensure that the Plan and Options granted under the Plan comply with any applicable requirements of Section 409A of the Code.

        (d)    Liability/Protection.    No member of the Committee shall be liable to any person for any action taken or omitted in connection with the interpretation or administration of the Plan. Service as a member of the Committee shall constitute service as a member of the Board, so that members of the Committee shall be entitled to indemnification for their service on the Committee to the full extent provided for service as members of the Board.

5.    Option Grants.

        (a)    Option Agreement.    The Committee shall, subject to the terms of the Plan, have sole authority to determine the employees, officers, directors, consultants and advisors to whom Options shall be granted under the Plan and the terms and conditions of such Options. Each Option granted under the Plan shall be evidenced by a stock option agreement (each, an "Option Agreement"). Each Option Agreement shall be subject to the terms and conditions of the Plan and may contain additional terms and conditions (which may vary from Optionee to Optionee) not inconsistent with the Plan, as the committee may deem necessary or desirable. Unless the Committee determines otherwise at the time of any grant, each Option Agreement for employees or officers shall be in substantially the form attached hereto as Exhibit A, with adjustments as reasonably necessary for non-employee directors, consultants or advisors.

        (b)    Option Price.    The price at which a Share may be purchased upon exercise of an Option (the "Option Price") shall be determined by the Committee at the time the Option is granted, and shall be specified in the applicable Option Agreement. Unless the Committee sets a higher price at the time an Option is granted, the Option Price shall be the Fair Market Value of a Share on the date the Option is granted (the "Grant Date"), and in the case of the grant of any Incentive Stock Option to an Optionee who, at the time of the grant, owns more than 10% of the total combined voting power of all classes of stock of the Company or any Group Company, the Option Price may not be less than 110% of the Fair Market Value of a Share as of the date of grant of the Incentive Stock Option, in each case unless otherwise permitted by Section 409A and Section 422 of the Code or any successor thereto. "Fair Market Value" means, as of any date, the fair market value of a Share as determined in good faith by the Committee, with reference to any factors the Committee considers appropriate, such determination by the Committee to be final, conclusive and binding. The Option Price shall be subject to adjustment in accordance with Section 10 hereof and shall be paid in cash or cash equivalent or in such other form of payment as the Committee in its discretion may allow, to the extent consistent with any applicable requirements of the Code.

        (c)    Number of Shares.    Each Option Agreement shall specify the number of Shares subject thereto.

        (d)    Option Term.    The Committee shall determine the term of each Option (the "Option Term"); provided that no Option Term shall extend for a period continuing beyond ten (10) years from the Grant Date; provided further that in the case of the grant of any Incentive Stock Option to an Optionee who at the time of the grant owns more than 10% of the total combined voting power of all classes of stock of the Company or any Group Company, the Option Term may not extend for a period continuing beyond five (5) years from the Grant Date.

        (e)    Limit on Incentive Stock Options.    If required by the Code, the aggregate Fair Market Value (determined as of the grant date) of Shares for which an Incentive Stock Option is exercisable for the first time during any calendar year under all equity incentive plans of the Group Companies (as defined in Section 422 of the Code or any successor thereto) may not exceed $100,000.

6.    Exercise of Options.

        Subject to applicable law and the terms and conditions of the Plan, an Option granted under the Plan shall be exercisable at such time, or times, upon the occurrence of such event or events, for such period or periods, in such amount or amounts, and upon the satisfaction of such terms and conditions, including, without limitations, terms and conditions relating to notice of exercise, the date the Option is deemed exercised, delivery and transferability of Shares and withholding taxes, as the Committee shall specify in the Option Agreement.

7.    Expiration of Options.

        Any unexercised Option shall automatically and without notice expire upon the first to occur of the following:

          (a)   the tenth anniversary of the Grant Date, or such earlier date as may be specified in the applicable Option Agreement; or

          (b)   upon termination of the Optionee's service as an employee, officer, director, consultant or advisor with a Group Company, except to the extent otherwise specified in the applicable Option Agreement or as determined by the Committee.

        Notwithstanding the foregoing, no Incentive Stock Option granted to an Optionee who at the time of the grant owns more than 10% of the total combined voting power of all classes of stock of the Company or any Group Company shall be exercisable more than five (5) years from the Grant Date.

8.    Non-Transferability of Options.

          (a)   Except as otherwise provided in any applicable Option Agreement, no Option granted under the Plan shall be transferable by any Optionee other than by will or the laws of descent or distribution. Except as otherwise provided in any applicable Option Agreement, during the lifetime of an Optionee, an Option shall be exercisable only by the Optionee. Except as otherwise determined by the Committee, any attempt to transfer, assign, pledge, hypothecate, or otherwise dispose of, or to subject to execution, attachment or similar process, any Option other than as permitted above or in the applicable Option Agreement shall be null and void and of no effect, and shall result in termination of the Option and forfeiture of all rights with respect thereto.

          (b)   The Company may require that any Optionee, as a condition to exercise of any Option, give written assurances in substance and form satisfactory to the Company to the effect that he or she is acquiring the Shares subject to the Option for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with applicable Federal and state securities laws.

          (c)   Notwithstanding anything to the contrary in the Plan or in any Option Agreement, no Option may be exercised and no Shares or certificates representing Shares shall be issued if, in the judgment of the Committee, such exercise or issuance would constitute a violation of any state or Federal law or the rules or regulations of any governmental regulatory body or any securities exchange. If, at any time, counsel to the Company determines that the Shares must be listed, registered or otherwise qualified on any securities exchange or under any state or Federal law, or that the consent or approval of any governmental or regulatory body is necessary as a condition of, or in connection with the issuance or purchase of Shares pursuant to any Option, the Option may not be exercised, in whole or in part, unless and until all required listings, registrations, qualifications, consents and approvals have been effected or obtained on conditions acceptable to the Board. Nothing herein shall be deemed to require the Company to apply for or to obtain any such listing, registration, qualification, consent or approval.

9.    No Special Rights.

        No Optionee shall have any voting or other rights as a stockholder of the Company with respect to any Shares covered by an Option until exercise of the Option and issuance of a certificate or certificates to the Optionee for such Shares. Nothing herein or in any Option Agreement shall confer on any Optionee any right to continued employment or service for a Group Company or interfere in any way with the rights of a Group Company to terminate such employment or service at any time.

10.    Adjustment for Change in Capital Structure and Special Transactions.

        (a)    Recapitalization, etc.    In the event of a stock dividend, stock split or recapitalization or a corporate reorganization in which the Company is a surviving corporation, including without limitation a merger, consolidation, split-up or spin-off or a liquidation or distribution of securities or assets other than cash dividends (a "Restructuring Event"), the number or kinds of Shares subject to the Plan or to any Option previously granted, and the Option Price, shall be adjusted by the Committee as it reasonably determines in consistent with the purposes of the Plan to reflect such Restructuring Event.

        (b)    Special Transactions.    In the event of (x) a merger, consolidation or other form of reorganization of the Company or GT Solar Holdings, LLC ("Holdings"), as applicable, with or into another corporation or other entity, (y) a sale or transfer of all or substantially all of the assets of the Company or Holdings, as applicable, or (z) a tender or exchange offer made by any corporation, person or entity, other than an offer made by the Company or Holdings, as applicable (a "Special Transaction"), the Committee, either before or after the Special Transaction, may take such action as it reasonably determines is consistent with the purposes of the Plan with respect to the number or kinds of Shares subject to the Plan or any Option under the Plan. Such action by the Committee may include (but shall not be limited to) the following:

            (i)  accelerating the full exercisability of an Option during such period as the Committee shall prescribe following the public announcement of such Special Transaction;

           (ii)  canceling the portion of any Option that has not become exercisable and is not scheduled to become exercisable prior to the date of the Special Transaction;

          (iii)  permitting any Optionee, at his or her election and within any time period as the Committee may prescribe, to surrender Options (or any portion thereof) in exchange for cash payment in the amount and in a manner determined by the Committee; provided such an election by any Optionee shall not constitute an exercise of such surrendered Options, and such Optionee shall not acquire any stockholder rights with respect to such surrendered Options; or

          (iv)  requiring any Optionee, at any time prescribed by the Committee, to surrender Options (or any portion thereof) (A) in exchange for cash payment as described in clause (iii) above, provided in such case, that cash payment shall be in an amount per option equal to the difference between the Option Price and the Fair Market Value as of the date of surrender or such other amount as the committee may determine, or (B) in exchange for and, if necessary, subject to shareholder approval, of a substitute Option or other award issued by the corporation surviving such Special Transaction or acquiring the Company's assets, which the Committee, in the good faith exercise of its business judgment, determines to have a value substantially equivalent to the value of the Options surrendered.

11.    Amendment, Suspension or Termination of the Plan.

        The Committee may, at any time, amend, suspend or terminate the Plan or any part thereof, including without limitation, any and all parts of any Option granted under the Plan, in such manner as the Committee deems necessary or desirable; provided that no such action may be taken which would impair the rights of any Optionee with respect to any Option previously granted under the Plan without the Optionee's consent.

12.    Stockholders Agreement.

        Unless otherwise determined by the Committee, on or before the date any Optionee will exercise any Option under the Plan, he or she shall become a party to the GT Equipment Technologies, Inc. Employee Stockholders Agreement, as amended from time to time, a copy of which is attached hereto as Exhibit B (as amended, the "Stockholders Agreement"), which Stockholders Agreement provides, among other things, for certain restrictions on the transfer of Shares acquired pursuant to any Option granted under the Plan ("Option Shares").

13.    Governing Law.

        The Plan shall be governed by the laws of the State of Delaware without regard to its conflict of laws principles. In case any one or more of the provisions contained herein are for any reason deemed to be invalid, illegal or unenforceable in any respect by a judicial body having jurisdiction, such illegality, invalidity or unenforceability shall not effect any other provision of this Plan, and this Plan shall be construed as if such invalid, unenforceable or illegal provision had never been contained herein.

14.    References.

        References in the Plan to Optionee shall be deemed, where appropriate, to refer to the beneficiary or legal representative of any Optionee who dies or is determined to be physically or mentally incompetent.

GT EQUIPMENT TECHNOLOGIES, INC.
By:	/s/ HOWARD SMITH	Effective Date: July 7, 2006
Name:	Howard Smith
Title:	Chief Financial Officer

EXHIBIT A

FORM OF STOCK OPTION AGREEMENT

        1.    Grant of Option.    GT Equipment Technologies, Inc., a Delaware corporation (the "Company"), grants to                         (the "Optionee"), effective                        (the "Grant Date"), an option (the "Option") to purchase an aggregate of                        shares of the Company's common stock, par value $0.01 per share ("Shares" of "Stock"), at a price of $            per Share (the "Option Price"). The Option is granted pursuant to the Company's 2006 Stock Option Plan, dated December 30, 2005, as amended and restated on July 7, 2006 (as so amended, the "Plan"), and is subject to the terms and conditions of this Stock Option Agreement (this "Agreement") and of the Plan. The Shares subject to the Option are referred to collectively as the "Option Shares." All Option Shares shall be subject to the GT Equipment Technologies, Inc. Employee Stockholders Agreement (the "Stockholders Agreement"), a copy of which is attached to the Plan as Exhibit B, and no portion of the Option shall be exercisable until such time as the Optionee has signed or otherwise joined in the Stockholders Agreement in a manner satisfactory to the Company. The grant of the Option by the Company is subject to the Optionee's execution and delivery of the Employee Non-Competition, Non-Disclosure, Proprietary Information and Patent and Invention Assignment Agreement between the Optionee and the Company (or, at the discretion of the Committee, a similar agreement containing such terms as the Committee shall determine) (the "Optionee Non-Disclosure Agreement"), and the Option and all Option Shares shall be subject to the terms and conditions of the Optionee Non-Disclosure Agreement. [This Option is not intended to qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.] [This Option is intended to qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.] All capitalized terms not defined herein shall have the meanings ascribed to them in the Plan.

        2.    Basic Terms of Option.

          (a)    Term.    The term of the Option shall continue from the Grant Date until the date immediately preceding the tenth anniversary of the Grant Date (the "Expiration Date"), provided the Option shall only be exercisable as permitted in Sections 2(b), 2(c) and 2(d) below.

          (b)    Vesting.    Only the vested portion of the Option may be exercised. Except as otherwise specifically provided in this Agreement and subject to the continuous employment or engagement of the Optionee with the Company or any subsidiary or affiliate of the Company (the Company and its subsidiaries and affiliates are referred to collectively as the "Group" and each individually as a "Group Company") until the date on which the Option or applicable portion thereof is scheduled to become vested, the Option shall become vested with respect to (i) 1/4th of the Option Shares on the first anniversary of the Grant Date, and (ii) 1/48th of the Option Shares upon the passing of each full month thereafter (such that, subject to the other terms and conditions of this Agreement, the Option shall be vested with respect to all Option Shares on the fourth anniversary of the Grant Date). The Option, to the extent vested, shall become exercisable only as provided in Section 2(c) below, and once exercisable, shall thereafter remain exercisable until the Expiration Date, subject to Section 2(d) below. The Committee, in its discretion, may accelerate the vesting or exercisability of the Option or any part thereof at any time and from time to time. Unless sooner terminated in accordance with the terms of this Agreement, the entire Option shall expire on the Expiration Date and may not be exercised in whole or in any part at any time thereafter.

        (c)    Timing of Exercise.

          Unless consented to by the Committee or unless otherwise determined by the Committee pursuant to Section 4(c) of the Plan, no portion of the Option may be exercised until (A) such portion has vested and (B) the earlier of the occurrence of any of the following five events after the Grant Date: (i) termination of the Optionee's employment with the Group, (ii) a "Change in Control" of the Company, (iii) the consummation of an initial public offering of the Company's Stock pursuant to a registration statement filed under the Securities Act of 1933, as amended, on

  Form S-1, (iv) the admission of the Company's Shares to trading on a regulated market (as defined by Article 1(13) of the EC Directive 93/22/EEC) or the AIM market operated by the London Stock Exchange plc, or (v) the day immediately prior to the tenth anniversary of the Grant Date. For this purpose, (x) the term "Change in Control" means (i) any Special Transaction (as defined in the Plan), (ii) the consummation of any transaction or series of transactions resulting in one or more Third Parties (whether or not related) owning, directly or indirectly, securities of the Company possessing the voting power to elect a majority of the Company's board of directors (whether by merger, consolidation or sale or transfer of the Company's securities) or (iii) the sale, transfer or other disposition of all or substantially all of the business and assets of the Company, whether by sale of assets, merger or otherwise (determined on a consolidated basis) to one or more Third Parties, and (y) the term "Third Party" means any person or entity who or which (i) does not own any of the Company's securities as of the date of this Agreement, (ii) is not controlling, controlled by or under common control with any person or entity that owns any of the Company's securities as of the date of this Agreement, and (iii) is not the spouse or descendent (by birth or adoption) of any person who directly or indirectly owns or controls any of the Company's securities as of the date of this Agreement. For the avoidance of doubt, any person or entity described in any one of clauses (i), (ii), or (iii) above will not be considered a Third Party for purposes of this Agreement.

          (d)    Exercise Following Termination of Employment or Engagement.

            (i)    General.    Except as otherwise provided in this Section 2(d) below, if the Optionee ceases to be employed or engaged with the Group for any reason, the portion of the Option which has not then become vested (the "Unvested Portion") shall automatically expire and the portion of the Option, if any, which has become vested and has not yet been exercised (the "Vested Portion") shall be and continue to be exercisable until the earlier of (x) the date that is sixty (60) days after the date of termination of employment or engagement or (y) the Expiration Date, whereupon the Vested Portion shall automatically expire to the extent not then exercised.

            (ii)    Cause.    If the Optionee's employment or engagement is terminated for Cause (including any termination if it is later determined that Cause existed at the time of termination), the entire Option, including the Vested Portion shall expire immediately upon such termination. Cause, shall mean that the Committee has formed a reasonable good faith belief that any of the following acts or circumstances have occurred:

              (A)  acts or omissions on the part of the Optionee that constitute intentional material misconduct or a knowing violation of a material policy of the Group;

              (B)  the Optionee's receipt of a benefit, directly or indirectly, in money, property or services from the Group or from another person dealing with the Group, in material violation of applicable law or policy of the Group;

              (C)  the Optionee's willful destruction of property of the Group having a material value;

              (D)  fraud, embezzlement or theft from the Group, or comparable dishonest activity committed on the part of the Optionee against the Group, or comparable dishonest activity committed on the part of the Optionee that might otherwise have a material detrimental effect on the Group;

              (E)  the Optionee's conviction of or entering a plea of guilty or nolo contendere to any crime involving fraud, embezzlement or moral turpitude (excluding acts involving a de minimis dollar value and not related to the Group, provided that such acts do not otherwise have a material detrimental effect on the Group);

              (F)  the Optionee's failure in a material manner to discharge his or her duties (other than due to physical or mental illness) commensurate with his or her title and function or the Optionee's failure to comply with the lawful directions of the Company, or the Optionee' 5 breach of any other provision of this Option Agreement or any other agreement between an Optionee and the Group in any material respect, in any such case described in this clause (F) that is not cured (if curable) within thirty (30) days after the Optionee has received written notice thereof from any Group Company; or

              (G)  a willful and knowing material misrepresentation by the Optionee to the Committee.

            (iii)    Death or Disability.    If the Optionee's employment or engagement is terminated by reason of the Optionee's death or Disability (defined below), then upon such termination the Unvested Portion shall automatically expire and the Vested Portion shall be and continue to be exercisable until the earlier of (A) the one hundred and eightieth (180th) day after the date of such termination or (B) the Expiration Date, whereupon the Vested Portion shall automatically expire to the extent not then exercised. A termination for "Disability" means any termination (x) that is for Disability pursuant to the Optionee's employment agreement, if any, or (y) in the absence of such an agreement defining Disability, if at the time of termination the Optionee is eligible to receive long-term disability benefits under any applicable Group plan or program or Group disability insurance policy, or any other termination that the Committee, in its discretion, determines is a termination for Disability.

            (iv)    Committee Discretion.    Notwithstanding anything to the contrary in Section 2(c) above, the Committee, in its discretion may extend the period following termination during which the Vested Portion may be exercised.

            (v)    Limits on Extended Exercisability.    If the Option is an Incentive Stock Option, in order to obtain the federal income tax advantages associated with an "incentive stock option," the Code requires that at all times beginning on the date of grant of the Option and ending on the day three (3) months before the date of the Option's exercise, the Optionee must be an employee of a Group Company, except in the event of the Optionee's death or Disability. The Company has provided for extended exercisability of the Option under certain circumstances for the Optionee's benefit but cannot guarantee that the Option will necessarily be treated as an "incentive stock option" if the Optionee continues to provide services to a Group Company in any non-employee capacity after the Optionee's employment terminates or if the Optionee otherwise exercise the Option more than three (3) months after the date the Optionee's employment terminates.

            (vi)    Violations of Optionee Non-Disclosure Agreement.    Notwithstanding anything to the contrary in Section 2 above or elsewhere, and without limiting any rights or remedies of the Company under the Optionee Non-Disclosure Agreement or otherwise, upon any violation of the Optionee Non-Disclosure Agreement, (A) the Option shall be cancelled and immediately forfeited by the Optionee, (B) the Company shall have the assignable right and option, exercisable in its discretion, to purchase from the Optionee (or any "Permitted Transferee" as defined in the Stockholders Agreement) any Option Shares theretofore acquired pursuant to the Option at a purchase price equal to the lesser of the Exercise Price paid for such Option Shares or the Fair Market Value of such Option Shares as of the time of repurchase, and (C) to the extent that the Optionee or any Permitted Transferee shall have sold, transferred or otherwise disposed of any Option Shares, the Optionee shall be required to pay the Company on demand the amount, if any, by which the amount of any proceeds received by the Optionee or any Permitted Transferee in connection with such sale, transfer or other disposition exceeds the Exercise Price paid for such Option Shares. These remedies are cumulative and in addition to any other rights and remedies the Company may have under the Optionee Non-Disclosure Agreement or otherwise, including equitable relief and the recovery of damages from the Optionee.

            (vii)    Limits on Incentive Stock Options.    If the Option is an Incentive Stock Option, then to the extent that the aggregate Fair Market Value (determined at the time of grant) of the Shares with respect to which the Option plus all other Incentive Stock Options the Optionee holds are exercisable for the first time by the Optionee during any calendar year (under all plans of the Group Companies) exceeds one hundred thousand dollars ($100,000), the Optionee's Option(s) or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Non-qualified Stock Options.

        3.    Exercise of Option.

          (a)    Exercise Notice.    The Vested Portion may be exercised with respect to all or any part of the Vested Portion by written notice from the Optionee to the Company ("Exercise Notice") specifying the number of whole Option Shares with respect to which the Option is being exercised (the "Exercise Shares"), and the aggregate Option Price for such Exercise Shares. The Option may not be exercised for any fractional Share unless the Committee determines otherwise.

          (b)    Closing Payment.    Upon receipt of the Exercise Notice, the Company shall schedule a closing date (the "Exercise Date") that is not later than thirty (30) business days following its receipt of the Exercise Notice. On or before the Exercise Date (x) the Optionee shall deliver to the Company full payment for the Exercise Shares either (A) in cash, by certified or bank check payable to the order of the Company or (B) by payment in such other form as the Committee, in its discretion, may permit, in an amount equal to the product of the Option Price on the Exercise Date and the number of Exercise Shares to be purchased (such amount, the "Exercise Price"), (y) the Optionee shall join in and become a party to the Stockholders Agreement by written instrument in form and substance satisfactory to the Committee, and (z) the Optionee and the Company shall enter into a subscription agreement with respect to the Exercise Shares (the "Subscription Agreement") in form and substance satisfactory to the Committee.

          (c)    Delivery of Shares.    Upon payment of the Exercise Price, the Optionee's delivery of the Subscription Agreement, and the Optionee's joining in and becoming a party to the Stockholders Agreement, the Company shall make prompt delivery of a certificate or certificates representing the Exercise Shares, registered in the name of the Optionee and bearing an appropriate legend as provided in Section 8(b) below; provided however, that if the Company or its counsel determines that compliance with any applicable law or regulation requires that the Company take any action prior to the issuance of the Exercise Shares to the Optionee, then the Exercise Date shall be extended for such period as may be necessary to complete such action and no Shares shall be issued unless and until the Company's counsel has determined that the Company has complied with all applicable securities laws, the listing requirements of any securities exchange on which stock of the same class as the Stock is then listed, and any other law or regulation applicable to such issuance. The Company may require that the Optionee furnish or execute such other documents as the Company shall reasonably deem necessary to (i) evidence such exercise, (ii) determine whether registration is then required under applicable securities law, and (iii) comply with or satisfy the requirements of applicable securities law or other applicable law.

          (d)    Notice of Disposition of Shares.    If the Option is an Incentive Stock Option, by exercising the Option the Optionee agrees that the Optionee will notify the Company in writing within fifteen (15) days after the date of any disposition of any of the Shares issued upon exercise of the Option that occurs within two (2) years after the date of the Option grant or within one (1) year after such Shares are transferred upon exercise of the Option.

        4.    Nontransferability of Option.

          (a)    Restrictions Generally.    This Option is personal to the Optionee and neither the Option nor any of the rights of the Optionee hereunder may be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) except by the laws of descent and distribution, nor shall the Option or any rights with respect thereto be subject to execution, attachment or similar process. Upon any attempted transfer, assignment, pledge, hypothecation or other disposition of the Option or of any rights with respect thereto contrary to the provisions of this Agreement, or upon the placement or levy of any attachment or similar process on the Option or any of the Optionee's rights hereunder, the Option and all such rights shall expire and become null and void, unless the Committee, in its discretion, determines otherwise.

          (b)    Permitted Transfers.    Notwithstanding anything to the contrary in Section 4(a) above, an Optionee may, with the consent of the Company, which shall not be unreasonably withheld, Transfer by gift all or any portion of an Option to a trust or trusts (or other entity approved by the Committee in its discretion) for the exclusive benefit of one or more members of such Optionee's Immediate Family, provided that the Option shall continue to be subject to all of the terms and conditions of this Agreement and the Plan as if no such Transfer had occurred and the Optionee and the transferee shall execute and deliver to the Company such instruments or agreements as the Company may reasonably require to confirm the foregoing. As used herein, "Immediate Family" means, with respect to any person, such person's child, stepchild, grandchild, parent, grandparent, spouse, brother, or sister (or other family relationships specifically approved by the Committee).

        5.    No Special Rights.    The Optionee shall have no rights as a shareholder with respect to any Option Shares unless and until a certificate representing such Option Shares is duly issued and delivered to the Optionee and the Optionee joins in and becomes a party to the Stockholders Agreement. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued. The Optionee, if an employee of any Group Company, hereby acknowledges that Optionee is an "at will" employee, director, consultant or advisor, as applicable, and that Optionee's employment or engagement may be terminated at any time, before or after exercise of the Option, by either Optionee or the Group, with or without cause. Nothing herein or in the Plan shall be deemed to confer on the Optionee any right to continued employment or engagement by the Group or limit in any way the right of the Group to terminate such employment or engagement at any time.

        6.    Adjustment Transactions.    The Option and all rights and obligations under this Agreement are subject to Section 10 of the Plan, the terms of which are incorporated herein by this reference.

        7.    Withholding Taxes.    The Company's obligation to deliver Shares upon the exercise of the Option is subject to the Optionee's satisfaction of all applicable federal, state and local income and employment tax withholding requirements. Whenever Shares are to be issued pursuant to the Option, the Company may require the Optionee to remit to the Company an amount in cash sufficient to satisfy any applicable federal, state and local income and employment tax withholding requirements as a condition to the issuance of such Shares.

        8.    Investment Representations; Legend.

          (a)    Representations.    The Optionee represents, warrants, covenants and agrees that:

              (i)  The Option has been, and any Exercise Shares will be, acquired for the Optionee's account for investment only and not with a view to, or for sale in connection with, any distribution thereof. The Optionee agrees that the Optionee will not, directly or indirectly, offer, transfer, sell, pledge, hypothecate or otherwise dispose of all or any part of the Option or any Exercise Shares (or solicit offers to buy, purchase or otherwise acquire or take a pledge of all or any part of the Option or any Exercise Shares), except in compliance with the

    Securities Act of 1933 (the "Securities Act") and any applicable rules and regulations thereunder, and in compliance with applicable state securities laws.

             (ii)  The Optionee has had such opportunity as he or she has deemed adequate to obtain from representatives of the Company such information as is necessary to permit the Optionee to evaluate the merits and risks of his or her investment in the Company.

            (iii)  The Optionee is able to bear the economic risk of holding Shares acquired pursuant to the exercise of the Option for an indefinite period.

            (iv)  The Optionee understands that (A) the Exercise Shares acquired will not be registered under the Securities Act and are "restricted securities" within the meaning of Rule 144 under the Securities Act; (B) such Shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available; (C) in any event, the exemption from registration under Rule 144 will not be available for at least one year after issuance of the Exercise Shares, and even then will not be available unless a public market then exists for the Shares, adequate information concerning the Company is then available to the public and other terms and conditions of Rule 144 are complied with; and (D) there is now no registration statement on file with the Securities and Exchange Commission with respect to any stock of the Company and the Company has no obligation or current intention to register any Exercise Shares under the Securities Act.

             (v)  In respect of any Option Shares purchased upon exercise of all or any part of the Option, the Optionee shall be entitled to the rights and subject to the obligations created under the Stockholders Agreement to the extent set forth therein.

          By making payment of the Exercise Price, the Optionee shall be deemed to have remade and reaffirmed, as of the Exercise Date, all of the representations, warranties, covenants and agreements made in this Section 8.

          (b)    Legend on Stock Certificates.    All stock certificates representing Exercise Shares shall have affixed thereto a legend substantially in the following form, in addition to any other legends required by applicable state law:

      The shares represented by this certificate are subject to the provisions of (i) a certain Optionee Non-Disclosure Agreement and (ii) a certain Stock Option Agreement, a copy of each of which is on file with the Secretary of the Company. The shares represented by this certificate are entitled to certain of the benefits and are bound by certain of the obligations set forth in an Employee Stockholders Agreement among the Company and certain of its shareholders, as the same may be amended from time to time, a copy of the current form of which is on file with the Secretary of the Company.

      The shares of stock represented by this certificate have not been registered under the Securities Act of 1933 and may not be transferred, sold or otherwise disposed of in the absence of an effective registration statement with respect to the shares evidenced by this certificate, filed and made effective under the Securities Act of 1933, or an opinion of counsel satisfactory to the Company to the effect that registration under such Act is not required.

        9.    Miscellaneous.

          (a)   Except as provided herein, this Option may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Optionee.

          (b)   Any notices or other communications required or permitted under this Option Agreement ("Notices") shall be in writing and shall be either personally delivered, sent by express or first class mail postage prepaid), return receipt requested, or sent by nationally recognized overnight courier service (overnight delivery, charges prepaid), addressed as follows:

If to the Company:	GT Equipment Technologies, Inc. 243 Daniel Webster Highway Merrimack, New Hampshire 03054 Attention: Chief Executive Officer
If to the Optionee:	To the Optionee's address as set forth in the Group's payroll records.

          Either party may change its address for Notices by written Notice to the other given in accordance with this Section 9(b). Notices shall be deemed given when delivered personally, three days after deposit in the U.S. mail, or two business days after deposit with a nationally recognized overnight courier service, as applicable.

          (c)   The Option and the rights and obligations of the Company and the Optionee hereunder are subject to the terms and conditions of the Plan. In the event of any conflict between the terms of the Plan and the terms of this Agreement, the terms of the Plan shall govern. Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Plan.

          (d)   The provisions of Section 4(b) of the Plan are specifically incorporated herein. Any Committee interpretation of the provisions of the Plan or this Agreement shall be final and binding on all parties.

          (e)   This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Any dispute relating to this Agreement shall be heard in the state or federal courts of the State of New Hampshire, and the parties agree to jurisdiction and venue therein.

          (f)    The Optionee shall keep the terms of this Agreement strictly confidential other than as may be necessary to enforce his or her rights hereunder or as otherwise required by law.

* * * * *

GT EQUIPMENT TECHNOLOGIES, INC.
By:

Name: Title:

OPTIONEE'S ACCEPTANCE

        The undersigned hereby accepts the foregoing Option, acknowledges receipt of a copy of the Company's 2006 Stock Option Plan, dated December 30, 2005, as amended and restated on July 7, 2006, and agrees to the terms and conditions of both.

Optionee Name:
Address:

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  Exhibit 10.9
AMENDED AND RESTATED GT EQUIPMENT TECHNOLOGIES, INC. 2006 STOCK OPTION PLAN